EXHIBIT 10.12

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT, made as of this 8th day of NOVEMBER, 1994,
                                                    ---        --------
by and between Boca Roadhouse, Inc., a Florida corporation (hereinafter "Owner"), and Roadhouse Grill, Inc., a Florida corporation (hereinafter "Manager"), both of whom may be sometimes hereinafter referred to as the "Parties".

                              W I T N E S S E T H:

         THAT, WHEREAS, the Owner has recently caused to be constructed a restaurant to be known as Roadhouse Grill, located at 21212 St. Andrews Boulevard, Suites 22A and 22B, Boca Raton, Florida 33434, which consists of approximately seven thousand two hundred thirty-five (7,235) square feet of space (the "Premises"), all of which complete with the lease, equipment, furnishings, inventory and tradename shall be referred to hereinafter as the "Restaurant"; and

         WHEREAS, Owner desires to avail itself of the benefits and advantages of the Manager's expertise in the management and operation of the Restaurant, and Manager desires to be engaged by Owner in such capacity; and

         WHEREAS, Owner and Manager desire to set forth in this Management Agreement all their respective rights and obligations in connection with the management of the Restaurant.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties agree as follows:

         1. TERM. The term of this Agreement shall commence on _____________ and continue for a term of five (5) years from such date unless terminated earlier by reason of any of the provisions contained hereinafter.

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         2.   RENEWAL OPTIONS. The Owner shall have the right and option to renew this Agreement for three (3) successive five (5) year terms. In the event that the Owner chooses to renew this Management Agreement or any remaining option period for an additional period of five (5) years, it shall so notify Manager in writing no later than ninety (90) days prior to the expiration of the then current term, and in such event, the Manager shall be obligated to maintain the management of the Restaurant for an additional five (5) year period of time. Failure of the Owner to exercise any one of these options shall cause any remaining options to be void.

         3. CAUSE OF TERMINATION. Irrespective of any time that may be remaining within the initial term of this Agreement or any option extension thereof, in the event that David Toole, III is no longer employed by Manager, the Owner shall have the right and option to immediately cause this Management Agreement to be terminated by giving thirty (30) days' written notice to the Manager, in accordance with the notice provision contained later herein.

         4. DUTIES OF MANAGER. Owner hereby engaged Manager, and Manager agrees to be engaged by Owner as Manager of the Restaurant and all other food and beverage services to be provided at the Restaurant upon the terms and conditions hereinafter set forth. Owner hereby grants to Manager, and Manager agrees to assume the obligation to supervise and direct the management and operation of the Restaurant on behalf of the Owner. Without limiting the generality of the foregoing, Owner grants to Manager the right, and Manager agrees from and after the commencement date to do the following at the expense of Owner and on Owner's behalf:

              A) To make such capital expenditures as it deems necessary and advisable to maintain the Restaurant, and to make or install, or cause to be made or installed, all repairs,

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         declarations, renewals, revisions, alterations, additions and improvements in and to the Restaurant, and its furnishings and equipment as the Manager shall deem necessary or desirable, up to a maximum of Five Thousand and 00/100 Dollars ($5,000.00) per item, unless a greater amount is approved in writing by Owner. This takes into account the fact that the Manager has recently completed the construction of the Restaurant on behalf of the Owner, and that all of the above powers shall be subject to all warranties and rights that the Owner may have with respect to the construction already performed by the Manager.

              B) To operate and manage the Restaurant in such manner as Manager may deem necessary or advisable. In this connection, Manager shall have full responsibility for the operation, direction, management and supervision of the Restaurant, and retention of any services to be provided to the Restaurant by third parties.

              C) To hire, promote, discharge and supervise the work of the executive staff of the Restaurant and to supervise the hiring, promotion, discharge and work of all other operating and service employees performing services for the restaurant. However, no agreement shall extend beyond the then current term of this Agreement.

              D) To enter into contracts for the furnishing of the Restaurant of electricity, gas, water, telephone, cleaning, including window cleaning, where necessary, vermin exterminators, maintenance, laundry service, dry cleaning service, and any other utilities, services and concessions which are provided in connection with the maintenance and the operation of the Restaurant. However, no term of any contract entered into by Manager shall extend beyond the date of the then current term of this Agreement.



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              E)   To purchase for the Restaurant all supplies, cleaning
         materials, food and beverage, including beer, wine and liquor, fuel, stationery, inventory, certain other consumable items and other materials and supplies.

              F) To apply for and obtain and maintain all licenses and permits required of Owner or Manager in connection with the management and operation of the Restaurant. Owner agrees to execute and deliver any and all applications and other documents, and otherwise cooperate to the fullest extent with Manager in applying for or obtaining and maintaining such licenses and permits.

              G) To maintain insurance for the Restaurant in such amounts and coverage of such risks as are customarily maintained by similar restaurants doing business in Boca Raton, Florida. Owner, however, shall pay for and maintain liability and premises insurance throughout the term of the Management Agreement.

              H) To file all renewals of liquor licenses and other licenses required for the operation of the restaurant; attend and defend with counsel chosen by Owner in any and all proceedings with respect thereto.

              I) All of the services to be rendered by Manager under this Agreement shall be rendered in its own name and not of the name of the Owner. Without limiting the generality of the foregoing, all contracts, agreements, and commitments made by Manager in connection with the operation of the Restaurant shall be in the name of the Manager, and all persons employed at the Restaurant shall be employed directly by the Manager.

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         5.   COMPENSATION OF MANAGER. Manager shall be entitled to receive four percent (4%) of the gross receipts less sales tax and refunds monthly as its fee for all services performed hereunder, such amount to be paid from the first dollars available.

         6. COLLECTION OF PROCEEDS. From and after the effective date, Manager shall collect all gross receipts from the operation of the Restaurant, and shall deposit the gross receipts in such bank account or accounts in the name of the Owner, as may from time to time be designated by the Manager or the Owner. All checks drawn on the account shall require only the signature of an officer of the Manager.

         7. PAYMENT OF OBLIGATIONS. From gross receipts, Manager shall, monthly, or more often to take advantage of vendor discounts or payment obligations, pay the following, on behalf of the Owner from the restaurant's bank accounts:

              A) All invoices and expenses which are attributable to the operation of the Restaurant, including without limitation food, beverage and supplies, sales tax with respect to the sales of the Restaurant, and water and sewer charges, if applicable to the Restaurant, payroll and payroll taxes, unemployment insurance taxes at such time as required by law, insurance repairs, maintenance, capital expenditures, rent payable to the Landlord.

              B)   The management fee payable to the Manager.

              C) Any additional funds over and above the foregoing shall be paid to the Owner in the following manner:

                   (i) For the first six (6) months of the operation of the restaurant, seventy-five percent (75%) of such additional funds shall be paid to the Owner monthly, and

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               the remaining twenty-five percent (25%) shall be withheld in a separate account for the benefit of the Owner to be used by the Manager only if needed by reason of a cash shortfall.

                  (ii) After such six (6) month period of time, the twenty-five percent (25%) balance that has been withheld, or any remaining part of the same, shall be paid directly to the Owner.

                 (iii) Thereafter, monthly, all additional funds over and above those set forth hereinabove shall be paid directly to the Owner.

                  (iv)  All payments shall be made no later than the tenth
               (10th) day of the month for the previous month.

         8. NAME LICENSE AGREEMENT. The Owner, by separate agreement executed concurrently herewith, has been granted the right to use the name "Roadhouse Grill" by the Manager pursuant to a Name License Agreement. If for any reason the name "Roadhouse Grill" is not available to be used for this restaurant, this Management Agreement shall, at the sole option of the Owner, immediately cease and be of no further force and effect. In such event the Manager shall be entitled only to payments up until the time of the termination of this Management Agreement.

         9. REPRESENTATIONS AND WARRANTIES OF OWNER. Owner represents and warrants that:

              A) Owner is a corporation duly organized, validl existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as and in the places where such properties are now owned, leased or operated or such business is now being conducted.

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              B)  Owner has all requisite corporate power and authority to enter into this Agreement and to assume and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Owner of its obligations hereunder have been duly and validly authorized by all necessary corporate action of Owner and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement as a valid, binding and enforceable obligation of Owner. The execution and delivery of this Agreement and the performance by Owner of its obligations hereunder do not and will not conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Owner, and (ii) do not and will not conflict with or result in any breach of any condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration or (whether after the giving of notice or lapse of time or both) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of the Restaurant by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument, judgment or decree to which Manager is a party or which is or purports to be binding upon Manager or which affects or purports to affect any of the assets of the Restaurant, except as contemplated by this Agreement.

              C) Subject to the approval of the Florida Alcohol Beverage Control Commission ("ABC") , no action, approval, consent or authorization by or filing with any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary or required as to Owner in order to constitute this Agreement as a valid, binding and enforceable obligation of Owner in accordance with its terms.

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              D)   Owner, upon completion of the construction by Manager as set forth in the Construction Agreement signed concurrently herewith, and upon payment to Manager of all costs of construction, owns outright and has good and marketable title to all of the assets of the Restaurant, free and clear of any mortgage, lien, pledge, charge, conditional sales or other agreement, lease, right or encumbrance of any sort except for any interests of the Landlord. The heating, ventilation, and air-conditioning systems servicing the Restaurant any in good operation, condition and repair.

              E) Manager will apply for, on behalf of Owner, all permits, licenses, orders and approvals of all Federal, state or local governmental regulatory bodies required for it to operate the Restaurant, including without limitation an on-premises liquor license (2-COP) issued by the ABC in the name of Owner; and all such permits, licenses, orders and approvals are in full force and effect, have been paid concurrently, and no suspension or cancellation of any of them is pending or threatened.

         10. REPRESENTATIONS AND WARRANTIES OF MANAGER. Manager represents and warrants that:

              A) Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own, lease and operate its properties and carry on its business as and in the places where such properties are now owned, leased or operated or such business is now being conducted.

              B) Manager has all requisite corporate power and authority to enter into this Agreement and to assume and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Manager of its obligations hereunder have been

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         duly and validly authorized by all necessary corporate action of
         Manager, and no further action or approval, corporate or otherwise, is required in order to constitute this Agreement as a valid, binding and enforceable obligation of Manager. The execution and delivery of this Agreement and the performance by Manager of its obligations hereunder
         (i) do not and will not conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Manager, and (ii) do not and will not conflict with or result in any breach of any condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration or (whether after the giving of notice or lapse of time or both) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of the Restaurant by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument, judgment or decree to which Owner is a party or which is or purports to be binding upon Owner or which affects or purports to affect any of the assets of the Restaurant, except as contemplated by this Agreement.

              C) Subject to the approval of the ABC, no action, approval, consent or authorization, including, but not limited to any action, approval, consent or authorization by or filing with any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary or required as to Manager in order to constitute this Agreement as a valid, binding and enforceable obligation of Manager in accordance with its terms.

         11.  ADDITIONAL COVENANTS.

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              A)   Manager may not enter into any agreement relating to the
         Ownership or operation of any restaurant during the term of this Agreement within a seven (7) mile radius from the location of this restaurant, except for the current existing restaurants owned by Manager and presently under construction within the cities of Delray Beach, Florida and Deerfield Beach, Florida, unless prior written consent is given by the Owner.

              B) All equipment, furnishings and supplies are, and shall remain, the property of the Owner. At the commencement of the Term hereunder, the Owner and Manager shall make an inventory of all of such items, including glassware, china, silverware and smallwares used in the operation of the Restaurant, and shall again inventory such items as of the date of termination of this Agreement. In the event of any unaccounted shortage, a monetary adjustment at cost or the value of such items shall be made.

         12. INDEMNIFICATION OF OWNER. Manager shall defend and indemnify the Owner, and hold the Owner, its officers, directors and stockholders, safe and harmless from any and all claims, liabilities or costs, including without limitation reasonable fees and disbursements to counsel of Owner, incurred by Owner by reason of (i) the operation of the Restaurant during the term of this Agreement, or (ii) any breach by Manager of the representations, warranties, covenants and agreements made by Manager under this Agreement or under any agreement with Owner entered into in connection herewith.

         13. ABC APPROVAL. Promptly after the execution of this Agreement, Owner and Manager shall, if necessary, file an application with the ABC for a license to be issued in the name of the Owner, for Manager to sell alcoholic beverages on the Premises. Owner and Manager shall use their

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best efforts to cause a temporary license, and subsequently a permanent license to be obtained at the earliest practical time.

         14. NOTICES. Any notices necessary or required to be served hereunder shall be directed to the following parties:

                  If to Owner:     Boca Roadhouse, Inc.
                                   ___________________________________
                                   ___________________________________
                                   Attention:_________________________

                  If to Manager:   Roadhouse Grill, Inc.
                                   ___________________________________
                                   ___________________________________
                                   Attention:_________________________

with a copy in all cases to Stanley D. Gottsegen, Esquire, Abrams, Anton, Robbins, Resnick & Schneider, P.A., One Boca Place, Suite 411-E, 2255 Glades Road, Boca Raton, Florida 33431.

         15. ARBITRATION. In the event of any dispute arising with respect to any of the terms or conditions hereunder, the same shall be subject to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding upon the parties, and not subject to appeal, except as provided by the Florida Statutes.

         16. SEPARABILITY. If any of the provisions of this Agreement are found to be contrary to the law, such findings shall not affect any of the other provisions of this Agreement.

         17. LAW. In the event of any conflict arising out of this Agreement, the same shall be governed by the laws of the State of Florida.

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         18.  VENUE. If any dispute arises hereunder, the same shall have its venue in the Circuit Court in and for Palm Beach County, Florida.

         19. PARAGRAPH HEADINGS. The paragraph headings set forth in this Agreement are for identification purposes, and shall not in any manner be interpreted to form any of the substance of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have hereunto set their hands and seals the day and year first above written.

                                        BOCA ROADHOUSE, INC.

                                        By: /s/ WILLIAM A. HOFFMAN
                                           ----------------------------
                                        Title: CHIEF EXECUTIVE OFFICER
                                             --------------------------

                                        ROADHOUSE GRILL, INC.

                                        By: /s/ JOHN DAVID TOOLE, III
                                           ---------------------------
                                        Title: President
                                              ------------------------

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